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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2001

                                  MISONIX, INC.
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             (Exact name of registrant as specified in its charter)

New York                                 1-10986             11-2148932
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(State or other jurisdiction    (Commission File Number)    (IRS Employer
      of incorporation)                                   Identification No.)

  1938 New Highway, Farmingdale, New York                            11735
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 (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (631) 694-9555
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(Former name or former address, if changed since last report.)


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Item 4.  Changes in Registrant's Certifying Accountant.

On January 3, 2001 MISONIX, INC. (the "Registrant") notified Ernst & Young LLP ("E&Y"), the principal accountant engaged to audit the Registrant's financial statements, that the Registrant would not retain E&Y to audit the Registrant's financial statements for the current fiscal year.

E&Y's reports on the Registrant's financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant's decision to change accountants was consented to by the Registrant's Audit Committee.

During the Registrant's two most recent fiscal years and the subsequent interim period preceding dismissal there was no disagreement with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make a reference to the subject matter of the disagreement in connection with its report.

On January 3, 2001, the Registrant engaged the accounting firm of KPMG, LLP as the principal accountant to audit the Registrant's financial statements for the current fiscal year.

Item 7. Financial Statements and Exhibits.

(c)(1) Letter dated January 5, 2001 from Ernst & Young LLP to the Securities and Exchange Commission.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 MISONIX, INC.

Date: January 8, 2001            By: /s/Richard Zaremba
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                                     Richard Zaremba
                                     Vice President and Chief Financial Officer


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